UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2012

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12984	75-2520779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas		75219
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number including area code: (214) 432-2000

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 30, 2012, the Board of Directors of Eagle Materials Inc. (the “Company”) amended the Company’s Amended and Restated Bylaws to adopt a majority voting standard in uncontested elections of directors.

Section 2.5 (Voting) was amended and restated to delete the reference to plurality voting in elections of directors.

Section 2.12 (Stockholder Nominations for Election to the Board of Directors) was amended and restated to add a requirement that a stockholder nominee for director submit a written statement that such nominee, if elected, intends to comply with the Company’s majority voting policy in future elections.

Section 3.1 (Number and Election of Directors) was amended to delete the reference that directors shall be elected by a plurality of votes, providing instead that in an uncontested election of directors, directors are elected by the majority of the votes cast, and retaining the plurality voting standard in contested elections. The terms “uncontested election,” “contested election” and “majority of the votes cast” are defined. Following an uncontested election, any incumbent director who was a nominee and who failed to receive a majority of the votes cast shall promptly tender his or her resignation to the Board. A recommendation regarding whether or not to accept such resignation shall be made by a committee of independent directors. Within 90 days from the date of the certification of the election, the Board shall act on the tendered resignation (taking into account the committee’s recommendation), and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision. The revised bylaw provision also described the impact on the holdover director and the size of the Board in the event the Board accepts or rejects the tendered resignation.

The above description is qualified in its entirety by reference to the amendment filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
3.1	Amendment to Amended and Restated Bylaws of Eagle Materials Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ James H. Graass
James H. Graass
Executive Vice President, General Counsel and Secretary

Date: February 3, 2012

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amendment to Amended and Restated Bylaws of Eagle Materials Inc.